                                                                       EX-99.p.7

                                       GMO
                                 CODE OF ETHICS

                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                          GMO RENEWABLE RESOURCES LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                    GMO TRUST
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                             RENEWABLE RESOURCES LLC

                              Dated January 1, 2008

         a.    Place the interests of the GMO Funds and
               Accounts first.................................................7
         b.    Conduct all personal Securities Transactions
               consistent with this Code including both the
               pre-clearance and reporting requirements.......................7
         c.    Avoid taking inappropriate advantage
               of their positions.............................................7
       2.      Appendices to the Code.........................................7
         a.    Definitions (capitalized terms in the
               Code are defined in Appendix 1);...............................7
         b.    Master Personal Trading Policies and Procedures
               and the appendices thereto (Appendix 2);.......................7
         c.    Quick Reference Guide to Pre-Clearance and Quarterly
               Reporting (Appendix A to Appendix 2);..........................7
         d.    Quarterly Transaction Report (Appendix B to
               Appendix 2);...................................................7
         e.    Contact Persons including the Chief Compliance
               Officer and the Conflicts of Interest Committee, if
               different than as initially designated herein (Appendix C

         i.    Annual Certificate of Compliance (Appendix G to
              Appendix 2);....................................................8
         j.    Form Letter to Broker, Dealer or Bank ("407" Letter)
              (Appendix H to Appendix 2); and.................................8
         k.    List of GMO Sub-Advised Funds (Appendix I

            iii.  Securities Purchased or Sold or Being Considered

                                       i

            iii.  Market-Timing of GMO Advised/Sub-Advised Funds..............11
            iv.   Others......................................................11
       3.      Exemptions.....................................................11
         a.    Pre-Clearance and Reporting Exemptions.........................11
            i. Securities Transactions Exempt from Both
               Pre-clearance and Reporting....................................11
            ii.Securities Transactions Exempt from Pre-clearance

                                       ii

                                  Introduction

A.   General Principles

As an investment adviser,  GMO is a fiduciary with respect to the assets managed on behalf of its various clients. As a fiduciary, GMO owes a duty to its clients to at all times act in the  clients'  best  interest.  This Code of Ethics  (the
"Code") is based on the principle that GMO's directors, officers, employees, and certain  other related  persons have a fiduciary  duty to place the interests of
GMO's  clients  ahead of their own.  The Code  applies to all Access  Persons(1)
(with  exceptions  for certain  provisions  described in Section B below) and is intended to promote:

     honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships;

     full, fair, accurate,  timely and understandable  disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by GMO Trust or GMO;

     compliance with applicable laws and governmental rules and regulations;

     the prompt  internal  reporting of violations of the Code to an appropriate person or persons identified in the Code; and

     accountability for adherence to the Code.

The Code  consists  of  three  principal  components.  "Part  I:  Fiduciary  and
Professional  Standards" focuses principally on the professional conduct that is expected of all Access Persons.  "Part II: Personal Trading Policies" focuses on specific  pre-clearance  and  reporting  obligations  with  respect to  personal transactions  in securities.  Lastly,  "Part III:  Compliance  with this Code of
Ethics" discusses certain procedural aspects of how the Code is implemented.

B.   Applicability of the Code to Certain Access Persons

     1.   Certain Outside Directors of GMO.

Certain  members of GMO's Board of Directors may be  classified  as  "Non-Access
Directors"  (see  Appendix  1 to this  Code  for a  definition  of  this  term).
Non-Access  Directors  are  subject to all parts of this Code  except  Part II.B
(other than Parts II.B.2.b and II.B.4.d) of the Code, as described herein.

     2.   Certain Trustees of GMO Trust.

Certain  members  of the  Board of  Trustees  of GMO  Trust  are  classified  as
"Independent  Trustees"  (see  Appendix 1 to this Code for a definition  of this term).  Independent  Trustees  are  subject  to  the  Code  of  Ethics  for  the
Independent Trustees of GMO Trust and are not subject to the terms of this Code.

--------------
(1) Capitalized words are defined in Appendix 1.

                  Part I: Fiduciary and Professional Standards

As mentioned, GMO is a fiduciary with respect to the assets managed on behalf of its various clients,  and, as a result,  Access Persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. This fiduciary duty may be  compromised  by potential  conflicts  of interest  with respect to an Access
Person.  Whenever a potential conflict arises, the Access Person must report the conflict to GMO's Chief  Compliance  Officer.  This Part I sets forth the proper standards and procedures for  evaluating  and reporting  potential  conflicts of interest.

A  "conflict  of  interest"  occurs  when an Access  Person's  private  interest interferes  with the interests  of, or that  person's  service to, GMO Funds and
Accounts.  For example,  a conflict of interest would arise if an Access Person, or a member of his family,  receives  improper  personal benefits as a result of that person's position at GMO.

Although  typically not presenting an opportunity for improper personal benefit, conflicts arise from, or are a result of, the contractual  relationship  between
GMO Funds and Accounts and GMO. As a result,  this Code  recognizes  that Access
Persons may, in the normal course of their duties,  be involved in  establishing policies and implementing  decisions that will have different effects on GMO and a GMO Fund or Account. Other conflicts of interest are covered by the Code, even if such  conflicts of interest are not subject to provisions  in the  Investment
Company Act of 1940 (the "1940  Act") and the  Investment  Advisers  Act of 1940
(the "Advisers Act"). In reading the following examples of conflicts of interest under the Code,  Access Persons should keep in mind that such a list cannot ever be  exhaustive  by  covering  every  possible  scenario.  It  follows  that  the overarching  principle - that the personal  interest of an Access  Person should not be placed  improperly  before the interest of GMO Funds or Accounts - should be the guiding principle in all circumstances.

A.   Conflicts of Interest - Standards

     Each Access Person must:

     not  use  personal  influence  or  personal  relationships   improperly  to
     influence  investment  decisions  or  financial  reporting by a GMO Fund or
     Account whereby the Access Person would benefit personally to the detriment of the GMO Fund or Account;

     not cause a GMO Fund or Account to take action, or fail to take action, for the  individual  personal  benefit of the Access Person rather than for the benefit of the GMO Fund or Account;

     not use material  non-public  knowledge of portfolio  transactions  made or contemplated for a GMO Fund or Account to profit personally or cause others to profit, by the market effect of such transactions;

     not  retaliate  against  any  employee  or Access  Person  for  reports  of potential violations of law that are made in good faith.

There are some conflict of interest  situations  that should always be discussed with GMO's Chief Compliance Officer if material. Examples of these include:

     any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his responsibilities;

     service as a director on the board (or  equivalent  position) of any public company;

     service as a director or similar  position for any  foundation,  charity or other  institution  such that the Access Person may influence the selection or consideration of GMO as an investment adviser;

     the providing of any financial,  political or other support or existence of any other  relationship  with any person  connected with the account of any public pension fund client of GMO;

     the receipt of any gifts or entertainment  of significant  value (see Gifts policy below);

     any ownership  interest in, or any  consulting  or employment  relationship with, any of GMO's or a GMO Fund's service providers;

     a direct or indirect financial interest in commissions, transaction charges or  spreads  paid  by  a  GMO  Fund  or  Account  for  effecting  portfolio transactions  or for  selling or  redeeming  shares  other than an interest arising from the Access Person's employment, such as compensation or equity ownership.

B.   Gifts

     Because  of  GMO's  fiduciary  duties  to its  clients  and the  fact  that investment and other decisions are frequently subjective (and do not always work out as intended),  it is very  important  that Access Persons not take actions  that can  impair  their  objectivity  or appear  to  impair  their objectivity.  Objectivity  can be impaired  (or appear to be  impaired)  in situations  where an Access Person accepts a gift from a broker,  custodian bank, law firm,  auditor or other existing or potential service provider to
     GMO Accounts or to GMO itself (collectively, "Providers"). When objectivity can be impaired,  the relevant Access Person and GMO, itself, end up having a conflict  of  interest.  This Code is  designed in large part to minimize and/or manage conflicts of interest.

     To minimize  conflicts  of interest,  GMO asks that all Access  Persons use reasonable (and courteous)  efforts to avoid receiving or accepting  gifts.
     In the case of meals,  for example,  Access Persons should use  appropriate efforts to try to pay for the meal and,  to the  extent it is a  legitimate business  meal,  seek  reimbursement  from GMO or some other  relevant  GMO
     Advisory Entity. In cases involving sports tickets or other  entertainment, if it is not  appropriate or reasonable to decline the  invitation,  Access
     Persons should try to pay for the tickets or entertainment on their own.

     In  situations  where it is not  reasonable to decline a gift or to pay for it, it is  permissible  to accept  the gift from  Providers  as long as the following requirements are met:

          If the gift has a market  value of less than  $100 it may be  accepted and need not be reported.

          If the gift has a market  value of more than $100 and less than  $250, it may be accepted with the permission of the supervisor of the person receiving the gift.

          If the gift has a market value of more than $250,  the recipient  must get the  permission of his/her  supervisor  and the  permission of the
          Conflicts  of  Interest   Committee.   An  email  should  be  sent  to
          compliance@gmo.com to facilitate this review.

     These  tiers of gifts  are  measured  on a per  person  basis.  They can be summarized in the following chart:

-------------- ---------------- ------------------- -------------------- -----------------------------
                                                    Supervisor approval
Type of gift                                        and reported in          Conflicts of  Interest
               Size of gift     Permitted           StarCompliance       Committee Approval required
-------------- ---------------- ------------------- -------------------- -----------------------------
All gifts      Less than $100   Yes                 No                   No
-------------- ---------------- ------------------- -------------------- -----------------------------
               More than $100   Yes; with           Yes                  No
               and less than    approval of
               $250             supervisor
-------------- ---------------- ------------------- -------------------- -----------------------------
               More than $250   Only with           Yes                  Yes
                                approval of
                                Supervisor and
                                Conflicts of
                                Interest Committee
-------------- ---------------- ------------------- -------------------- -----------------------------

     In all cases  where a  supervisor's  approval is sought and  obtained,  the approval should be entered by the supervisor onto the firm's StarCompliance
     System.

     One way of  articulating  the  standard  by  which  Access  Persons,  their supervisors  and the  Conflict  of Interest  Committee  should be guided in regard to gifts is: "How would it look if the gift were reported in the New
     York Times?" There is a big  difference  between  accepting a $99 bottle of burgundy  wine from a Provider  once a year as opposed to an Access  Person accepting  a $99 bottle of burgundy  wine from a Provider  once every week.
     The  dollar-based  categories  are meant to simplify the operation of GMO's gift  policy,  but  they do not  eliminate  individual  responsibility  and judgment,  which  should  always come into play in  considering  whether to accept gifts.

     A Note on Market  Value:  Access  Persons  should  consider the  difference between  market value (which is the key concept  under this policy) and the face value of gifts  (especially in relation to tickets for sporting events and other  entertainment).  In cases  where the  market  value of a gift is greater  than its face value (for  example a sports  ticket),  market value governs.  Market value is not always easy to determine  but the  Compliance
     Department is available to help with these  determinations.  When in doubt, it is recommended  that you assume a higher market value and comply on that basis.

C.   Disclosure

     Each  Access  Person  must be  familiar  with the  disclosure  requirements applicable to the GMO Funds,  including disclosure controls and procedures;
     and

     Each Access  Person must not  knowingly  misrepresent,  or cause  others to misrepresent, facts about GMO Funds or Accounts to others, including to the
     Trustees and auditors of the GMO Funds, and to governmental  regulators and self-regulatory organizations.

D.   Confidentiality

     Access Persons are prohibited  from revealing  information  relating to the investment intentions,  activities or portfolios of the Funds and Accounts,
     except  to  persons  whose  responsibilities   require  knowledge  of  such
     information.

E.   Reporting and Accountability

     1.   Access Persons

     Each  Access  Person  will  be  provided  with a copy of the  Code  and any amendments to the Code.  Each Access Person (except as otherwise  indicated
     below)  is  subject  to  the   following   reporting   and   accountability
     requirements:

     a)   At least once a year,  each Access Person (other than any  Independent
          Trustee)  must affirm in writing  (which may be by  electronic  means)
          that the Access Person has received,  read, understands,  and complied with the Code and the Procedures and any amendments thereto.  Periodic training will be offered by the  Compliance  Department in conjunction with this affirmation;

     b)   Each  Access  Person  must  acknowledge  receipt of all Code of Ethics amendments.

     c)   Each Access Person must notify GMO's Chief Compliance Officer promptly if the Access Person knows of any  violation of this Code.  Failure to do so is itself a violation of this Code;

     d)   Each  Access  Person must report at least  annually  affiliations  and potential conflicts; and

     e)   Each Access Person must report any known or apparent  conflict with an
          Access Person's  fiduciary  obligations,  including his or her own, to
          GMO's Chief Compliance Officer.

2.   GMO's Chief Compliance Officer

     The Chief Compliance Officer must:

     a)   assess current procedures and, where  appropriate,  develop systems or processes to solicit  disclosure  of potential  conflicts  and related issues; and

     b)   provide  additional  information  as  requested  by the  Conflicts  of
          Interest Committee.

3.   Conflicts of Interest Committee

The  Conflicts  of  Interest  Committee,  which is an  instrumentality  of GMO's
Executive  Committee,   is  responsible  for  applying  this  Code  to  specific
situations in which  questions  are presented  under it and has the authority to interpret  this Code in any particular  situation.  As of the date of this Code, the Conflicts of Interest Committee consists of Scott Eston, J.B. Kittredge, and
Bevis Longstreth.

4.   Investigating and Enforcing the Code

     Procedures to be followed in investigating and enforcing this Code:

     a)   the  Compliance   Department  will  take  all  appropriate  action  to
          investigate any violations and potential  violations reported to it or
          GMO's Chief Compliance Officer;

     b)   the Compliance  Department  will report such findings to the Conflicts of Interest Committee;

     c)   the Conflicts of Interest Committee will consider appropriate actions,
          such  as  granting   waivers,   modifying   applicable   policies  and
          procedures, or recommending the dismissal of an Access Person;

     d)   the Compliance  Department  will report all findings and actions taken by the  Conflicts of Interest  Committee to the Trustees of GMO Trust;
          and

     e)   any changes to or waivers of this Code will,  to the extent  required, be disclosed as provided by SEC rules.

F.   Compliance with the Federal Securities Laws

     More  generally,  Access  Persons are  required  to comply with  applicable federal  securities  laws at all  times.  Examples  of  applicable  federal securities laws include:

          the Securities  Act of 1933, the Securities  Exchange Act of 1934, the
          Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;

          the Investment Advisers Act of 1940 and the SEC rules thereunder;

          the Investment Company Act of 1940 and the SEC rules thereunder;

          title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information); and

          the Bank  Secrecy  Act, as it applies to mutual  funds and  investment advisers, and the SEC and Department of the Treasury rules thereunder.

                       Part II: Personal Trading Policies

A.   Introduction

     1.   Fiduciary Duty.

          As fiduciaries, Access Persons must at all times:

          a.   Place the interests of the GMO Funds and Accounts first.

               Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision  relating to their personal  investments.  An Access
               Person may not induce or cause a Fund or Account to take  action, or not to take action, for personal benefit,  rather than for the benefit  of the  Fund  or  Account.  Nor may  any  Access  Person
               otherwise exploit the client  relationship for personal gain. For the  avoidance  of doubt,  an  Access  Person  may not  engage in short-term  trading strategies (i.e. market timing) for their own account  (or  any  account  in  which  the  Access  Person  has a
               Beneficial  Interest)  in any GMO Fund,  as such  activity  would constitute a breach of their fiduciary duty to the Fund.

          b.   Conduct all personal Securities Transactions consistent with this
               Code including both the pre-clearance and reporting requirements.

               Doubtful  situations should be resolved in favor of the GMO Funds and Accounts.  Technical  compliance  with the Code's  procedures will not  automatically  insulate  from  scrutiny any trades that indicate an abuse of fiduciary duties.

          c.   Avoid taking inappropriate advantage of their positions.

               Access Persons must not only seek to achieve technical compliance with the Code,  but also should strive to abide by its spirit and the principles articulated herein.

     2.   Appendices to the Code.

          The  appendices  to this  Code are  attached  to and are a part of the
          Code. The appendices include the following:

          a.   Definitions  (capitalized  terms  in  the  Code  are  defined  in
               Appendix 1);

          b.   Master   Personal   Trading   Policies  and  Procedures  and  the
               appendices thereto (Appendix 2);

          c.   Quick Reference Guide to  Pre-Clearance  and Quarterly  Reporting
               (Appendix A to Appendix 2);

          d.   Quarterly Transaction Report (Appendix B to Appendix 2);

          e.   Contact Persons  including the Chief  Compliance  Officer and the
               Conflicts of Interest  Committee,  if different than as initially designated herein (Appendix C to Appendix 2);

          f.   Annual Holdings Report (Appendix D to Appendix 2);

          g.   Beneficial Ownership Report (Appendix E to Appendix 2);

          h.   File a PTAF (Appendix F to Appendix 2);

          i.   Annual Certificate of Compliance (Appendix G to Appendix 2);

          j.   Form Letter to Broker,  Dealer or Bank ("407" Letter) (Appendix H
               to Appendix 2); and

          k.   List of GMO Sub-Advised Funds (Appendix I to Appendix 2).

B.   Personal Securities Transactions

     1.   Pre-Clearance Requirements for Access Persons.

          a.   General Requirement.

               All Securities Transactions by an Access Person for an account in which the Access  Person has a  Beneficial  Interest of the types set  forth in  Section 2 of the  Procedures  are  subject  to the
               pre-clearance   procedures   set  forth  in   Section  6  of  the
               Procedures.

          b.   General Policy.

               In general,  requests to buy or sell a security will be denied if the  Security (a) was  purchased  or sold within 3 calendar  days prior to the date of the request or (b) is being  considered  for purchase or sale  within 15  calendar  days after the date of the request by any Fund or Account. Requests to sell a Security short will be denied for the same  reasons and also if the  security is owned by any GMO Active Portfolio.  However, due to the frequency of trades and automated  security selection and trading processes employed by the Algorithmic Trading Division,  the foregoing will not  apply  to  securities  held  by  accounts  managed  by  this division.(2)

               Please   note  that  an   approval   of   pre-clearance   by  the
               StarCompliance  system  does  not  supplant  an  Access  Person's obligation to otherwise comply with the Code.

          c.   Procedures.

               The  procedures  for  requesting  pre-clearance  of a  Securities
               Transaction  are set forth in Section 6 of the  Procedures and in
               Appendix  A  thereto.   GMO's  Chief  Compliance  Officer  (or  a
               designee)  will keep  appropriate  records  of all  pre-clearance requests.

          d.   No Explanation Required for Refusals.

               In some cases, GMO's Chief Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. GMO's Chief Compliance Officer (or designee) is not required to give an  explanation  for refusing to  authorize  any
               Securities Transaction.

--------------

(2)  Please note that Access Persons that are members of the Algorithmic Trading
     Division are prohibited from  transacting in securities  within its managed accounts' investment universe.

     2.   Prohibited Transactions.

          a.   Prohibited Securities Transactions.

          The following  Securities  Transactions are prohibited and will not be authorized, except to the extent designated below.

          i.   Initial Public Offerings.

               Any purchase of Securities in an initial  public  offering  other than a new offering of a registered  open-end  investment company or any initial  offering that an Access Person can demonstrate in the  pre-clearance  process is available  and  accessible  to the general investing public through on-line or other means.

          ii.  Options on Securities.

               Options  on any  securities  held by any GMO  Active  Portfolios.
               Access  Persons also are  prohibited  from  purchasing or selling options on  Securities  held in an account  within his or her own area, even if quantitatively managed.

          iii. Securities  Purchased or Sold or Being Considered for Purchase or
               Sale.

               Any Security  purchased or sold or being  considered for purchase or sale by a Fund or an Account.  For this purpose, a security is being  considered for purchase or sale when a  recommendation  to purchase  or sell the  Security  has been  communicated  or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

          iv.  Short-Term Profiting.

               Profiting  from the  purchase  or sale of the same or  equivalent
               Securities  within 60 calendar days is prohibited.  If a position is sold  for a  profit  within  60 days,  any  such  profit  will ordinarily be required to be disgorged to a charity designated by the Conflicts of Interest Committee. The following securities (as defined in Part  II.B.3.a.i and .ii of this Code) are not subject to this prohibition:

               (a)  Mutual  Funds  (excluding  GMO Funds which are  discussed in subsection (vi) below);

               (b)  U.S. Government Securities;

               (c)  Money Market Instruments;

               (d)  Currencies and Forward Contracts thereon;

               (e)  Futures  on  Interest   Rates,   Bonds,   Commodities,   and
                    commercially available broad based Indexes;

               (f)  Commodities and options on Commodities;

               (g)  Securities   acquired   through   the   exercise  of  Rights
                    Offerings;

               (h)  Municipal Bonds;

               (i)  Open-Ended Exchange Traded Funds;

               (j)  Dow Jones Industrial Average Index (DIA); and

               (k)  Securities held within Discretionary Accounts.

          v.   Short Selling of Securities.

               Short selling  securities that are held in GMO Active Portfolios.
               Access Persons also are prohibited from short selling  Securities held  in  an  account  within  his  or  her  own  area,  even  if quantitatively  managed. The Compliance Department will determine whether a GMO Active  Portfolio  holds a Security  and  whether a
               Security is held by an Access Person's "area."

          vi.  Short-Term Trading Strategies in GMO Funds.

               Redemption  of a  portion  or all  of a  purchase  in a GMO  Fund
               (including  the GMO Trust Funds and other mutual funds advised or sub-advised by GMO, but excluding GMO Short Duration Income Fund,
               GMO Domestic Bond Fund, GMO  Short-Duration  Collateral Fund, GMO
               Short-Duration  Collateral  Share Fund and GMO World  Opportunity
               Overlay  Fund)  made  within  the  past 60  calendar  days.  If a position  is sold for a profit  within 60 days,  any such  profit will  ordinarily  be  required  to  be  disgorged  to  a  charity
               designated   by   GMO's   Conflicts   of   Interest    Committee.
               Additionally,   three  "round-trip"  transactions  (purchase  and
               subsequent  redemption)  in the  same  GMO  Fund,  with  the same exceptions,  over a 12-month  period is prohibited.  Profits will ordinarily be required to be disgorged in a similar manner.

          vii. Restricted Securities

               In order to prevent  inadvertent  violations  of insider  trading
               laws  and  to  avoid  the  appearance  of  improper   conduct  in
               connection  with  securities   transactions,   the  Conflicts  of
               Interest  Committee may determine from time to time that specific
               securities   will  be   subject  to   trading   restrictions.   A
               confidential list of securities known as the Restricted List will identify  securities that Access Persons of GMO are not permitted to trade.  This list,  insofar as it relates to  securities  that might not be subject to  pre-clearance by reason of the exemption for large  capitalization  securities  as  described  in  Section
               II.B.3.a.ii, will be maintained and available on the internal GMO
               Compliance website.

               b.   Improper Securities Transactions.

               The  following  Securities  Transactions  may violate the federal securities  laws or other legal or  regulatory  provisions or are otherwise  deemed to be improper and are  prohibited and will not be authorized under any circumstances:

          i.   Inside Information.

               Any  transaction  in a Security  while in  possession of material nonpublic information regarding the Security or the issuer of the
               Security;

          ii.  Market Manipulation.

               Transactions  intended to raise,  lower, or maintain the price of any Security or to create a false appearance of active trading

                                       10

          iii. Market-Timing of GMO Advised/Sub-Advised Funds.

               Transactions in GMO Funds (including GMO Sub-Advised Funds) that, when taken  together,  constitute a short term  trading  strategy that is inconsistent  with the interests of the fund's  long-term investors; and

          iv.  Others.

               Any other  transactions  deemed by GMO's Chief Compliance Officer
               (or a  designee)  to involve a  conflict  of  interest,  possible diversions  of  corporate  opportunities,  or  an  appearance  of impropriety.

     3.   Exemptions.

          Any   Securities    Transaction   not   specifically   exempted   from
          pre-clearance  and reporting  requirements  as detailed below is fully subject to such requirements.

          a.   Pre-Clearance and Reporting Exemptions.

               The following Securities  Transactions and other transactions are
               exempt  (as  indicated  below)  from  either  the   pre-clearance
               requirements  set  forth  in  Part  II.B.1  of  this  Code or the reporting  requirements set forth in Part II.B.4 of this Code, or both.  Note that de minimis  purchases  and sales of large market cap stocks,  investments in municipal  bonds,  and investments in
               Open-Ended  Exchange Traded Funds are exempt from  pre-clearance, but are subject to quarterly and annual reporting.

               Please note that  transactions by employees in GMO Advised Funds,
               GMO  Sub-Advised  Funds,  and GMO hedge  funds are subject to the
               Code and will be  regularly  monitored  for  compliance  with the
               Code.  Employees  should  have no  expectation  of  privacy  with respect to such transactions.

               i.   Securities  Transactions  Exempt from Both Pre-clearance and
                    Reporting.

                    o    Mutual Funds (other than  Reportable  Funds,  including
                         the  GMO  Advised  Funds  and GMO  Sub-Advised  Funds).
                         Securities issued by any registered open-end investment
                         companies (excluding Reportable Funds).

                    o    U.S.  Government  Securities.  Securities issued by the
                         Government of the United States;

                    o    Money Market  Instruments.  Money market instruments or
                         their equivalents, including bankers' acceptances, bank
                         certificates  of  deposit,  commercial  paper  and high
                         quality  short-term  debt   instruments(3),   including
                         repurchase agreements;

                    o    Currencies and Forward Contracts Thereon. Currencies of
                         foreign governments and forward contracts thereon;

                    o    Certain   Corporate   Actions.   Any   acquisition   of
                         Securities    through   stock    dividends,    dividend
                         reinvestments,  stock  splits,  reverse  stock  splits,
                         mergers,  consolidations,

-------------

(3)  High quality  short-term  debt  instrument  means any instrument that has a maturity  at issuance of less than 366 days and that is rated in one of the two highest  ranting  categories  by a  Nationally  Recognized  Statistical
     Rating Organization.

                                       11

                         spin-offs, or other similar corporate reorganizations or
                         distributions  generally  applicable  to all holders of
                         the same class of Securities; and

                    o    Rights.  Any  acquisition  of  Securities  through  the
                         exercise  of rights  issued by an issuer to all holders
                         of a class of its Securities,  to the extent the rights
                         were acquired in the issue.

               ii.  Securities   Transactions   Exempt  from  Pre-clearance  but
                    Subject to Reporting Requirements.

                    o    Discretionary    Accounts.    Transactions   (excluding
                         investments  in private  placements  and non-GMO  hedge
                         funds) through any discretionary accounts (i) that have
                         been approved by the  Compliance  Department in advance
                         and (ii) for which the Access  Person has  arranged for
                         quarterly  certification  from the third party  manager
                         stating that the individual (Access Person or Immediate
                         Family  Member) has not  influenced  the  discretionary
                         manager's decisions during the period in question;

                    o    De  Minimis  Purchases  and Sales of Large Cap  Stocks.
                         Purchases  or  sales by  Access  Persons  of less  than
                         $25,000  of  common  stock  of  issuers   whose  market
                         capitalization  is  greater  than $5  billion as of the
                         date of such  purchases  or  sales,  provided  that the
                         Access Person has no confidential information regarding
                         the  security  or its  issuer,  and is not aware of any
                         pending  consideration of possible  transactions nor of
                         any  pending  transactions  in such  security by GMO on
                         behalf   of  a  GMO   client.   This   exemption   from
                         pre-clearance  may be utilized once per security within
                         multiple accounts during a pre-clearance period so long
                         as the total  across all  accounts is less than $25,000
                         and you must first submit a claim of  exemption  within
                         StarCompliance,  which may be accessed  via the "File a
                         PTAF" section;

                    o    Municipal Bonds. Personal investment in municipal bonds
                         is exempt from pre-clearance  requirements as set forth
                         in Part  II.B.1 of this Code but  subject to  quarterly
                         transaction reporting and annual holdings disclosure as
                         set forth in Part II.B.4 of this Code;

                    o    Open-Ended  Exchange  Traded  Funds  (ETF's).  Personal
                         investment  in shares  of  Open-Ended  Exchange  Traded
                         Funds   ("ETFs")   are   exempt   from    pre-clearance
                         requirements  as set forth in Part II.B.1 of this Code,
                         but  subject to  quarterly  transaction  reporting  and
                         annual holdings  disclosure as set forth in Part II.B.4
                         of this Code;

                    o    Dow Jones Industrial Average (DIA). Personal investment
                         in units of Dow Jones  Industrial  Average Index shares
                         is exempt from pre-clearance  requirements as set forth
                         in Part  II.B.1 of this Code but  subject to  quarterly
                         transaction reporting and annual holdings disclosure as
                         set forth in Part II.B.4 of this Code;

                    o    Miscellaneous.  Any transaction in other  Securities as
                         may from time to time be  designated  in writing by the
                         Conflicts of Interest  Committee on the ground that the
                         risk of abuse is minimal or non-existent;

                    o    Donation  of  Securities  to a Charity.  A donation  of
                         securities  to a charity is exempt  from  pre-clearance
                         requirements  as set forth in Part II.B.1 of this Code,
                         but  subject to  quarterly  transaction  reporting  and
                         annual holdings  disclosure as set forth in Part II.B.4
                         of this Code; and

                                       12

                    o    Reportable Funds. Securities issued by any mutual funds
                         for which a GMO Advisory Entity serves as an investment
                         adviser,   sub-adviser  or  principal  underwriter  are
                         exempt from pre-clearance  requirements as set forth in
                         Part  II.B.1 of this Code,  but  subject  to  quarterly
                         transaction reporting and annual holdings disclosure as
                         set forth in Part II.B.4 of this Code.

          b.   Application to Commodities, Futures and Options.

               i.   The purchase or sale of futures on interest rates,  swaps on interest rates,  futures on currencies,  non-exchange-traded options on currencies,  and  non-exchange-traded  options on currency  futures  are  not  subject  to  the  pre-clearance requirements  set  forth in Part  II.B.1 of this Code or the reporting  requirements  set  forth in Part  II.B.4  of this
                    Code.

               ii.  The  purchase  and  sale  of  commodities,   exchange-traded
                    options on currencies,  exchange-traded  options on currency futures,  futures on bonds and  commodities and the purchase of futures on securities  comprising  part of a broad-based, publicly  traded  market  based  index of stocks and related options  are not subject to the  pre-clearance  requirements set forth in Part  II.B.1 of this Code,  but are  subject to the reporting  requirements set forth in Part II.B.4 of this
                    Code.

               iii. Purchasing Options:

                    o    If the purchase or sale of the  underlying  security is
                         subject to  pre-clearance  and/or  reporting,  the same
                         applies to the  purchase of an option on such  security
                         (i.e.  options on U.S.  Government  securities would be
                         exempt from pre-clearance and reporting).

                    o    The  exercise  of  a  purchased  option  must  also  be
                         pre-cleared   and   reported,   unless  the  option  is
                         expiring.

                    o    Any  offsetting   transaction  or  transaction  in  the
                         underlying security must be separately  pre-cleared and
                         reported.

               iv.  Writing Options:

                    o    If the purchase or sale of the  underlying  security is
                         subject to  pre-clearance  and/or  reporting,  the same
                         applies to the practice of writing of an option on such
                         security.

                    o    The  exercise of a written  option (by the other party)
                         need not be pre-cleared or reported.

                    o    Any  offsetting   transaction  or  transaction  in  the
                         underlying security must be separately  pre-cleared and
                         reported.

               v.   Short-Term    Transactions   on   Options.   The   following
                    transactions  with respect to options violate the Short-Term
                    Profiting  provision set forth in Part  II.B.2.a.iv  of this
                    Code:

                    Purchasing a Call

                    o    Closing out the call position  (exercising  your rights
                         under  the  option)  within  60 days  from the date the
                         option was purchased.

                    o    Selling the underlying security within 60 days from the
                         date the option was purchased.

                                       13

                    o    Selling a put on the underlying security within 60 days
                         from the date the option was purchased.(4)

                    o    Writing  a call on the  underlying  security  within 60
                         days from the date the option was purchased.(3)

                    Purchasing a Put

                    o    Closing out the put  position  (exercising  your rights
                         under  the  option)  within  60 days  from the date the
                         option was purchased.

                    o    Buying the underlying  security within 60 days from the
                         date the option was purchased.

                    o    Selling  a call on the  underlying  security  within 60
                         days from the date the option was purchased.(3)

                    o    Writing a put on the underlying security within 60 days
                         from the date the option was purchased.(3)

                    Writing a Call

                    o    Purchasing a call on the underlying  security within 60
                         days from the date the option was sold.(3)

                    o    Buying the underlying  security within 60 days from the
                         date the option was sold.

                    o    Selling a put on the  underlying  security with 60 days
                         from the date the option was sold.(3)

                    Writing a Put

                    o    Purchasing a put on the underlying  security  within 60
                         days from the date the option was sold.(3)

                    o    Selling the underlying security within 60 days from the
                         date the option was sold.

                    o    Selling a call on the underlying  security with 60 days
                         from the date the option was sold.(3)

          c.   Application to Limit Order

               Limit  orders  will be subject to an initial  pre-clearance  upon establishment.  Once approved,  subsequent  trades resulting from
               the  limit  order  need  not  be   pre-cleared.   The  Compliance
               Department  will require an attestation  from the broker upon the creation  of the limit  order  stating  that the broker  will act solely  within that limit order,  with no influence  exercised or information  supplied by the Access  Person or anyone else acting on his or her behalf. Any future changes to existing limit orders must be pre-cleared. All transactions are subject to reporting.
-------------

(4)  Portion of the profits  that were locked in as a result of the  transaction will be required to be forfeited.

                                       14

          d.   Application to Margin Accounts

               Dipping  below a margin  requirement  may result in an unapproved security  liquidation by the broker making the margin call, which would technically be a violation of the pre-clearance  policy. In these instances documentation is required from the brokerage firm to  establish  that the  liquidation  was the  result  of  margin requirements,  and  not a  requested  transaction  by the  Access
               Person.

     4.   Reporting Requirements

          a.   Initial and Annual Disclosure of Personal Holdings.

               No later than 10 calendar  days after initial  designation  as an
               Access  Person and  thereafter  on an annual  basis (and based on information current as of a date not more than 30 days before the report is  submitted),  each  Access  Person  must  report to the
               Compliance Department all of the information set forth in Section
               1 of the Procedures.

          b.   Quarterly Reporting Requirements.

               Each  Access  Person  must  file  a  quarterly  report  with  the
               Compliance Department within 30 calendar days of quarter-end with respect to all  Securities  Transactions  of the types  listed in
               Section 2 of the Procedures  occurring  during that past quarter.
               This  includes an  acknowledgement  that each  Access  Person has reviewed  the Code of  Ethics  and any  related  amendments.  The procedures  to be  followed in making  quarterly  reports are set forth in Section 7 of the Procedures.

          c.   Brokerage Statements.

               Each Access Person must disclose to the Compliance Department all of his or her reportable brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

          d.   Special Reporting Requirements for Non-Access Directors

               Notwithstanding  the fact that the  Non-Access  Directors are not subject  to the  reporting  requirements  set  forth in the three preceding  paragraphs,  the Non-Access Directors shall be subject to any  personal  trading  restrictions  and  periodic  reporting requirements  set forth in GMO's  "Procedures for Certain Outside
               Directors", as may be in effect from time to time.

          e.   Review of Reports.

               The Chief  Compliance  Officer (or a designee)  shall  review and
               maintain  each  Access   Person's   reports  filed   pursuant  to
               paragraphs (a), (b) and (d) above and brokerage  statements filed pursuant to paragraph (c) above.

          f.   Availability of Reports.

               All information  supplied pursuant to this Code will generally be maintained in a secure and confidential  manner,  but may be made available (without notice to Access Person) for inspection to the directors,  trustees  or  equivalent  persons  of each GMO Entity employing  the Access  Person,  the Board of Trustees of each GMO
               Fund,  the  Conflicts  of  Interest  Committee,   the  Compliance
               Department,  GMO's Chief  Compliance  Officer,  GMO Trust's

                                       15

               Cheif Compliance Officer,  the Access Person's department manager
               (or designee),  any party to which any  investigation is referred
               by  any  of  the  foregoing,   the  SEC,  any  state   securities
               commission,  and any attorney or agent of the foregoing or of the
               GMO Funds.

     5.   Private Placements/Non-GMO Employee Stock Investment Options

          Private placements (including private placements of any non-GMO pooled vehicle or non-GMO Hedge Fund) and Non-GMO  Employee Stock  Investment
          Options are subject to pre-clearance and reporting procedures.

                                       16

                  Part III: Compliance with this Code of Ethics

A.   Conflicts of Interest Committee

     1.   Membership, Voting and Quorum.

          As of the date of this  Code,  the  Conflicts  of  Interest  Committee consists of Scott Eston, J.B.  Kittredge,  and Bevis  Longstreth.  The
          Conflicts of Interest  Committee  shall vote by majority vote with two members serving as a quorum.

     2.   Investigating Violations of the Code.

          The  Compliance   Department  is  responsible  for  investigating  any
          suspected  violation  of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of
          Interest  Committee is  responsible  for  reviewing the results of any investigation of any reported or suspected  violation of the Code. Any violation  of the Code will be  reported  to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

     3.   Annual Reports.

          The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business  developments and experience in implementing  the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

          a.   Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

          b.   Identifying material issues under this Code since the last report to the Board of  Trustees  of the GMO Funds,  including,  but not limited  to, any  material  violations  of the Code or  sanctions
               imposed  in  response  to  material   violations  or  pattern  of
               non-material violation or sanctions;

          c.   Identifying any recommended  changes in existing  restrictions or procedures  based on its  experience  under  the  Code,  evolving
               industry  practices,   or  developments  in  applicable  laws  or
               regulations; and

          d.   Certifying  to the Boards of  Trustees  of the GMO Funds that the
               applicable  GMO  Entities  have  adopted  procedures   reasonably
               necessary to prevent Access Persons from violating the Code.

     4.   Review of Denied Trades.

          The process and standards for Conflicts of Interest  Committee  review of  denied  trades is set forth in  Section  3 of the  Procedures  and
          Appendix A thereto.

B.   Remedies

     1.   Sanctions.

          If the  Compliance  Department  determines  that an Access  Person has committed a  violation  of the Code,  the  Compliance  Department  may impose  sanctions  and take  other  actions  as it deems  appropriate, including  a letter of  caution or  warning,  suspension  of  personal
          trading   rights,   suspension   of   employment   (with  or   without
          compensation), fine, civil referral to the SEC,

                                       17

          criminal  referral,  and termination of the employment of the violator for cause.  The Compliance  Department  also  ordinarily  requires the
          Access  Person to reverse the  trade(s)  in  question  and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the  Compliance  Department and shall be forwarded to a charitable  organization designated by the Conflicts of Interest  Committee.  No member of the  Compliance  Department  may review his or her own transaction.

          Additionally,  monetary  penalties  will  be  assessed  for  recurring non-material violations of the Code. Specifically,  Access Persons who violate  any  provisions  of the Code on three  occasions  within  any
          12-month period will be subject to a $100 penalty. Furthermore, Access
          Persons who violate any provision of the Code on four occasions within any 36-month  period will be subject to a $500 penalty and  supervisor notification  and, on each subsequent  occasion,  will be subject to a
          $1,000  penalty.  To the extent that the violation  indicates  serious misconduct, more serious sanctions will be considered.

     2.   Review.

          Whenever the Compliance  Department  determines  that an Access Person has committed a violation of this Code that merits remedial action, it will  report  such  violations  and  remedial  actions  taken  no less frequently  than quarterly to the Conflicts of Interest  Committee and the Boards of  Trustees  of the  applicable  GMO Funds.  The Boards of
          Trustees  of the  GMO  Funds  shall  have  access  to all  information considered by the  Conflicts of Interest  Committee in relation to any matter. The Compliance Department,  in consultation with the Conflicts of  Interest  Committee,  may  determine  whether  or not to delay the imposition of any sanctions  pending review by the applicable Board of
          Trustees.

     3.   Review of Pre-Clearance Decisions.

          Upon written  request by any Access Person,  the Conflicts of Interest
          Committee  may  review,  and, if  applicable,  reverse any request for pre-clearance denied by the Compliance Department.

C.   Exceptions to the Code

     Although  exceptions  to the Code will  rarely,  if ever,  be granted,  the
     Conflicts of Interest Committee may grant exceptions to the requirements of the Code on a  case-by-case  basis if the  Conflicts of Interest  Committee finds that the proposed conduct involves negligible  opportunity for abuse.
     All  such  exceptions  must  be in  writing  and  must be  reported  by the
     Compliance  Department as soon as  practicable to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

D.   Compliance Certification

     At least once a year,  all Access  Persons will be required to certify that they have read,  understand and complied with the Code and the  Procedures.
     Such  certification  may  be  done  by  electronic  means.  The  Compliance
     Department   will  offer  periodic   training  in  conjunction   with  this
     certification.

E.   Inquiries Regarding the Code

     The Compliance  Department  will answer any questions  about this Code, the
     Procedures or any other compliance-related matters.

                                       18

F.   Boards of Trustees Approvals

     1.   Approval of Code.

          The Boards of Trustees  of the GMO Funds,  including a majority of the
          Trustees who are not  "interested  persons"  under the 1940 Act,  must approve  the Code  based upon a  determination  that it  contains  the
          provisions   reasonably  necessary  to  prevent  Access  Persons  from
          engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     2.   Amendments to Code.

          The Boards of Trustees  of the GMO Funds,  including a majority of the
          Trustees who are not  "interested  persons"  under the 1940 Act,  must approve any material  amendment to the Code or the  Procedures  within six months of such change.

                                       19

                             Appendix 1: Definitions

"Access Person" means:

     (1)  every employee or on-site consultant of Grantham, Mayo, Van Otterloo &
          Co.  LLC or any other GMO  Advisory  Entity;  every  partner,  member, trustee,  director  or officer  (or other  person  occupying a similar status  or  performing  similar  functions)  of GMO  Trust  or any GMO
          Advisory Entity; and every other person who provides investment advice on behalf of a GMO Advisory  Entity and is subject to the  supervision and control of a GMO Advisory Entity;

     (2)  every general partner, member, trustee, director, officer, employee or on-site  consultant  of GMO Trust or any GMO  Advisory  Entity (or any
          company  in a  control  relationship  to any  GMO  Trust  Fund  or GMO
          Advisory Entity) who, in connection with his or her regular  functions or duties, makes,  participates in, or obtains information  regarding, the  purchase  or sale of a  Security  by a GMO Trust  Fund,  or whose functions relate to the making of any recommendations  with respect to such purchases or sales;

     (3)  every natural person in a control  relationship to a GMO Trust Fund or
          GMO Advisory Entity who obtains information concerning recommendations made to a GMO  Trust  Fund  with  regard  to the  purchase  or sale of
          Securities by the GMO Trust Fund; and

     (4)  such other persons as the Compliance Department shall designate.

     Please note that Independent  Trustees of GMO Trust are subject to the Code of Ethics for the Independent  Trustees of GMO Trust and are not subject to the terms of this Code.  Any  uncertainty as to whether an individual is an
     Access  Person  should  be  brought  to the  attention  of  the  Compliance
     Department, which will make the determination in all cases.

"Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or  share  in any  profit  derived  from,  a  transaction  in  the  subject
     Securities.  An Access  Person is deemed to have a  Beneficial  Interest in
     Securities owned by members of his or her Immediate Family. Common examples of Beneficial  Interest  include joint  accounts,  spousal  accounts,  UTMA accounts,  partnerships,  trusts and controlling interests in corporations.
     Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department.
     Such  questions will be resolved in accordance  with,  and this  definition shall be subject to, the  definition of  "beneficial  owner" found in Rules
     16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

"Client" means any GMO Fund, GMO Sub-Advised Fund or GMO Account.

"Code" means this Code of Ethics, as amended.

"Compliance  Department" means the Legal and Compliance  Department of Grantham,
     Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed  to the  Compliance  Department  in the first  instance  should be directed to the Chief Compliance Officer.

"Chief Compliance Officer" means the Chief Compliance Officer of Grantham, Mayo,
     Van Otterloo & Co. LLC, namely, Julie Perniola.

"Covered  Accounts"  means all persons,  entities and accounts  which you,  your spouse or minor  children own, or over which you exercise or  substantially influence investment decisions.

                                       20

"Discretionary  Account"  is an  account  for which  the  Access  Person  has no authority to make  investment  decisions  with respect to the assets in the
     account.   These   accounts  must  first  be  approved  by  the  Compliance
     Department. The Access Person is also responsible for arranging a quarterly certification  letter  from  the  third  party  manager  stating  that  the individual  in question  has not  influenced  the  discretionary  manager's decisions during the period in question.

"Equivalent Security" means any Security issued by the same entity as the issuer of a  subject  Security,  including  options,  rights,  stock  appreciation rights, warrants,  preferred stock, restricted stock, phantom stock, bonds, and other  obligations  of that company or security  otherwise  convertible into that security.

"GMO Active  Portfolio" means any Fund or Account that is managed by application of traditional  (rather than  quantitative)  investment  techniques,  which includes International Active and Emerging Markets.

"GMO Account" and "Account" mean any  investments  managed for a client by a GMO
     Advisory Entity,  including private  investment  accounts,  ERISA pools and unregistered pooled investment vehicles.

"GMO Advised Fund" means an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be) for which any of the GMO
     Advisory Entities serves as an adviser.  For clarification  purposes,  this definition  does not  include any  registered  investment  company  that is sub-advised by a GMO Advisory  Entity (see  definition of "GMO  Sub-Advised
     Fund" below). Currently, GMO Advised Funds include each series of GMO Trust and the Asset Allocation Trust.

"GMO Advisory  Entity"  means  Grantham,  Mayo,  Van  Otterloo  & Co.  LLC,  GMO
     Australasia  LLC, GMO  Australia  Ltd.,  GMO Renewable  Resources  Ltd, GMO
     Singapore PTE Ltd., GMO Switzerland  GMBH, GMO U.K. Ltd., GMO Woolley Ltd.,
     or Renewable Resources LLC.

"GMO Entity"  means GMO Trust,  Grantham,  Mayo,  Van  Otterloo & Co.  LLC,  GMO
     Australasia  LLC, GMO  Australia  Ltd.,  GMO Renewable  Resources  Ltd, GMO
     Singapore PTE Ltd., GMO Switzerland  GMBH, GMO U.K. Ltd., GMO Woolley Ltd.,
     or Renewable Resources LLC.

"GMO Fund" and "Fund" mean an investment  company  registered under the 1940 Act
     (or a  portfolio  or series  thereof,  as the case may be),  including  GMO
     Trust,  for  which  any  of  the  GMO  Entities  serves  as an  adviser  or sub-adviser.

"GMO Sub-Advised Fund" means an investment company registered under the 1940 Act
     (or a portfolio or series thereof, as the case may be) for which any of the
     GMO  Advisory  Entities  serves  as a  sub-adviser.  A  list  of  such  GMO
     Sub-Advised  Funds is available  and will be  continually  updated on GMO's intranet site, a current version of which is attached hereto as Appendix I.

"GMO Trust Fund" means any series of GMO Trust.

"Immediate  Family" of an Access Person means any of an Access  Person's  spouse and minor  children  who  reside in the same  household.  Immediate  Family includes adoptive  relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this
     Code  is  intended  to  prevent.   The   Compliance   Department  may  from
     time-to-time  circulate such expanded  definitions of this term as it deems appropriate.

"Independent  Trustee"  means any trustee of GMO Trust who is not an "interested person" (as defined in Section 2(a)(19) of the 1940 Act) of GMO Trust.

"Non-Access  Director"  means any person who is a director of GMO who (1) is not an  officer or  employee  of a GMO  Entity;  (2) has been  designated  as a
     Non-Access Person by the Chief Compliance  Officer (or a

                                       21

     designee);  (3)  is  subject  to  the  requirements  of  GMO's  "Procedures
     Regarding Certain Outside  Directors";  and (4) meets each of the following conditions:

     (1)  he or she does not have access to nonpublic  information regarding any
          Client's  purchase or sale of  securities,  or  nonpublic  information regarding the portfolio holdings of any Reportable Fund;

     (2)  he or she is not  involved  in making  securities  recommendations  to
          Clients,  and does not have  access to such  recommendations  that are nonpublic; and

     (3)  he or she, in connection with his or her regular  functions or duties, does not make,  participate  in, or obtain  information  regarding the purchase or sale of a Security by a registered investment company, and
          his  or  her   functions   do  not   relate  to  the   making  of  any
          recommendations with respect to such purchases or sales.

See Appendix A of GMO's "Procedures Regarding Certain Outside Directors" for the
current list of GMO directors who have been designated as Non-Access  Directors.
Please  contact  the  Compliance  Department  with  any  questions  about  which directors are designated as Non-Access Directors.

"Non-GMO Employee Stock Investment Options" means a compensation program offered through the employer of an Access Person's spouse.

"Open-Ended Exchange Traded Funds" represent shares of ownership in either fund, unit  investment  trusts,  or depository  receipts that hold  portfolios of common  stocks which closely track the  performance  and dividend  yield of specific  indexes,  either broad  market,  sector or  international.  While similar  to an  index  mutual  fund,  ETFs  differ  from  mutual  funds  in significant  ways.  Unlike Index mutual  funds,  ETFs are priced and can be bought and sold throughout the trading day.  Furthermore,  ETFs can be sold short and bought on  margin.  ETFs  include  iShares  offered by  Barclays,
     NASDAQ 100 Index Shares (QQQQ),  HOLDRs Trusts, and S&P Depository Receipts
     (SPY).

"Private Placement"  means any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended.

"Procedures"  means the Master  Personal  Trading  Policies  and  Procedures  of
     Grantham,  Mayo,  Van Otterloo & Co. LLC, from  time-to-time  in effect and attached hereto as Appendix 2.

"Reportable  Fund"  means  any  registered  investment  company  for which a GMO
     Advisory Entity serves as an investment  adviser,  sub-adviser or principal underwriter, or any registered investment company whose investment adviser, sub-adviser or principal  underwriter  controls a GMO Advisory  Entity,  is controlled by a GMO Advisory Entity,  or is under common control with a GMO
     Advisory Entity.  For purposes of this  definition,  "control" has the same meaning as it does in Section  2(a)(9) of the 1940 Act.  For  clarification purposes, currently,  Reportable Funds include, but are not limited to, the
     GMO Trust Funds, Asset Allocation Trust, and the GMO Funds sub-advised by a
     GMO Entity listed in Appendix I to the Procedures.

"SEC" means the Securities and Exchange Commission.

"Security"  means a "Covered  Security"  as defined in Rule 17j-1 under the 1940
     Act, as amended from time to time.  Currently,  this means anything that is considered a "security"  within the meaning of Section 2(a)(36) of the 1940
     Act,  except  that it shall  not  include  direct  obligations  of the U.S.
     Government,  bankers' acceptances, bank certificates of deposit, commercial paper,  high quality  short-term  debt

                                       22

     instruments,  including  repurchase  agreements,  and shares of  registered open-end investment companies,  or such other securities as may be excepted under the provisions of Rule 17j-1.

"Securities  Transaction"  means a purchase  or sale of  Securities  in which an
     Access Person or a member of his or her Immediate  Family has or acquires a
     Beneficial  Interest. A donation of securities to a charity is considered a
     Securities Transaction.

"StarCompliance"  means a web-based,  automated,  fully managed personal trading
     solution,     accessible     from    GMO     computer     terminals     via
     http://gmo.starcompliance.com.

Revised:      February 17, 2000
              June 1, 2000
              January 1, 2001
              August 1, 2001
              March 1, 2002
              March 11, 2003
              July 8, 2003
              September 25, 2003
              October 27, 2003
              January 1, 2004
              April 15, 2004
              June 25, 2004
              April 1, 2005
              October 26, 2005
              August 18, 2006
              April 19, 2007
              January 1, 2008

                                       23

           Appendix 2: Master Personal Trading Policies and Procedures

                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                          GMO RENEWABLE RESOURCES LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                    GMO TRUST
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                             RENEWABLE RESOURCES LLC

                              Dated January 1, 2008

The Investment  Company Act of 1940 provides that every investment  adviser must adopt a written Code of Ethics  containing  provisions  reasonably  necessary to prevent persons with access to knowledge of any client  activities from engaging in trading that is fraudulent or manipulative.  Further, investment advisers are obligated to use  reasonable  diligence and to institute  procedures  reasonably necessary  to  prevent  violations  of  the  Code.  Fraudulent  or  manipulative practices  are defined very  broadly,  but over time the SEC's focus has been on four concerns: 1) front running, 2) usurping client opportunities,  3) profiting or taking  advantage of  opportunities  that are presented solely as a result of the adviser's  business for clients,  and 4) market timing and other  short-term trading strategies in advised mutual funds that are detrimental to the interests of long term investors.  These Policies and Procedures are intended to summarize in readily  understandable  form and  implement  the personal  trading  policies established by the Code.  Persons subject to the provisions of the Code are also required  to read the Code and  (subject to certain  exceptions)  certify to the same. It should be noted that the Code contains  certain other  provisions  with respect to  standards  of  ethical  conduct in  addition  to those  specifically relating to personal trading.

Fraudulent  or  deceptive  trading (as so defined)  is  unlawful  regardless  of whether a client can demonstrate  harm.  Further,  GMO can be sanctioned for not having  sufficient  procedures,  even if no violations occur.  Therefore,  it is important  that these  procedures be taken  seriously.  Failure to adhere to the procedures will result in disciplinary sanction.

1.   What is subject to disclosure upon commencement of employment and annually?

     o    Covered Accounts: Identification of all persons, entities and accounts which  you,  your  spouse or minor  children  own,  or over  which you exercise control or substantially  influence  investment decisions and have a Beneficial Interest ("Covered Accounts").

     o    Discretionary Advisors: The name(s) of any discretionary advisors that manage Covered Accounts on your behalf.

     o    Brokerage  Relationships:  Identification and contact  information for all brokerage and other  investment  transaction  accounts used by any
          Covered Account.

     o    Corporate or other Directorships/Officers Positions: You must disclose all corporate or other directorships or officer positions held by you.

     o    Holdings:  Any  ownership of covered  securities,  including  open-end mutual funds sub-advised by GMO.

                                       24

         Note:  See Annual Holdings Report and Beneficial Ownership Report

2.   Who and What is subject to Pre-Clearance and Reporting?

     o    Purchasing,    selling   or   writing    securities    (domestic   and
          international),  financial commodities or other investment instruments of any kind that are traded in any public or  private  market  must be pre-cleared and reported, unless specifically exempted below.

     o    Persons  meeting  the  definition  of  "Access  Persons"  in the Code, including  all members,  directors/trustees,  officers,  employees and
          on-site   consultants   of  any  GMO   Entity,   are  subject  to  the
          pre-clearance  and reporting rules (unless  otherwise  specified below and in the Code). Any questions  concerning  whether you are an Access
          Person subject to the pre-clearance and reporting  requirements of the
          Code should be immediately directed to the Compliance Department.  The term  "Covered  Persons"  is  used  herein  to  refer  to  all  Access
          Persons(5).

     o    Any Covered Account of a Covered Person (each as defined above).

     o    Discretionary  Accounts  (when a  Covered  Person  has  hired  another adviser to manage any Covered  Account on a  discretionary  basis) are also subject to  pre-clearance  and  reporting  unless the  Compliance
          Department has approved other arrangements in advance.

     o    Any trustee of GMO Trust who is not an "interested person" (as defined in the  1940  Act) of a GMO  Fund)  or GMO  hedge  fund)  and  Non-GMO
          Employee Stock  Investment  Options are subject to  pre-clearance  and reporting.

3.   What is the process for review of denied trades?

     Conflicts  of  Interest  Committee.  A  Conflicts  of  Interest  Committee,
     composed of Scott Eston, J.B.  Kittredge,  and Bevis  Longstreth,  has been established to examine situations where a Covered Person would like to seek exception to pre-clearance  denial. The Conflicts of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed  activity is in no way fraudulent or manipulative.
     Any Covered  Person who would like to bring a request before this Committee should submit a request to the StarCompliance mailbox.

4.   What is Exempt from Pre-Clearance and Reporting?

     o    Open-end mutual funds (excluding Reportable Funds)

     o    Money market-like instruments

     o    Commercial  paper and high  quality  short-term  debt  instruments(6), including repurchase agreements

     o    U.S. Government Securities or futures thereon

     o    Trading in spot currencies

     o    Currency Forward Contracts

     o    Futures and swaps on interest rates

     o    Certain Corporate Actions (see Part II.B.3.a.i of the Code)

                                       25

     o    Exercise of Rights Offerings

     o    Dividend Investment Programs

     o    Miscellaneous (see Part II.B.3.a.ii of the Code)

-------------

(5)  The obligations  and  responsibilities  of the Independent  Trustees of GMO
     Trust and Non-Access  Directors of GMO are covered under separate  policies and procedures, as specified in the Code.

(6)  High quality  short-term  debt  instrument  means any instrument that has a maturity  at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating
     Organization.

5.   What is Exempt from Pre-Clearance but Subject to Reporting?

     o    Charity/Gifts.  The  practice  of  donating  securities  to charity is
          subject  to  quarterly   transaction  reporting  and  annual  holdings
          disclosure.

     o    Futures  and Related  Options on  commercially  available  broad based indexes.

     o    Futures on Bonds and Commodities

     o    Commodities  and options on  commodities  (Note:  financial  commodity contracts are subject to pre-clearance and reporting)

     o    Municipal Bonds

     o    Dow Jones Industrial Average Index (DIA)

     o    Certain Open-Ended Exchange Traded Funds (ETFs)

     o    Reportable Funds

     o    GMO Sub-Advised Funds

     o    Any   discretionary   accounts   (excluding   investments  in  private
          placements and non-GMO hedge funds) (i) that have been approved by the
          Compliance  Department in advance,  and (ii) for which Covered Persons arranged for quarterly  certification  from outsider  manager  stating
          that   the   individual    (Covered    Person/spouse    and/or   minor
          children/account which Covered Person controls) has not influenced the discretionary manager's decisions during the period in question.

     o    Exemption  for De  Minimis  Purchases  and Sales of Large  Market  Cap
          Stocks (does not include IPOs):  Purchases or sales by Covered Persons of  less  than  $25,000  of  common  stock  of  issuers  whose  market capitalization  is  greater  than $5  billion  as of the  date of such
          purchases  or  sales   provided   that  the  Covered   Person  has  no
          confidential  information regarding the security or its issuer, and is not aware of any pending consideration of possible transactions nor of any pending  transactions  in such  security by GMO on behalf of a GMO client.  If a  Covered  Person  has  any  question  as  to  whether  a transaction  qualifies  for this  exemption,  the  question  should be directed to the  Compliance  Department.  For trades that  qualify for this  exemption  from  pre-clearance,  you will be asked to report the market  capitalization  of the security on your quarterly  transaction report.  You may  utilize  this  exemption  once per  security  within multiple  accounts during a pre-clearance  period so long as the total across all  accounts is less than  $25,000 and you must first submit a claim of exemption  within  StarCompliance,  which may be accessed via the "File a PTAF" section.  That is, if you have  determined that your transaction  qualifies  for this  exemption,  you may  engage  in that transaction once during the five-business day pre-clearance window.

                                       26

6.   How to Request Pre-Clearance

     A Quick  Reference  Guide to the  procedures  is set forth in  Appendix  A.
     Covered  Persons  must send all trade  requests via the File a PTAF link in
     StarCompliance.  Based on the trade requests that you input, your quarterly transaction and annual holdings reports will automatically populate.

     The  pre-clearance  request  will  include a  certification  where you will acknowledge and agree that you have no confidential  information  regarding the  security  or its issuer and are not aware of any  pending or  possible transactions  by GMO.  Any abusive  patterns  could give rise to  penalties ranging from  disgorgement  of profits to dismissal  from GMO,  without any need to demonstrate actual intent to seek advantage over clients.

     Generally,  requests  to buy or sell a  security  will be denied if any GMO client or product (a) has purchased or sold that security within 3 calendar days prior to the date of the request or (b) is  considering  the  security for purchase or sale within 15 days after the date of the request. Requests to sell a security  short will be denied for the same  reasons  and also if the security is owned by any of GMO's Active  Portfolios.  However,  due to the  frequency  of trades and  automated  security  selection  and  trading processes employed by the Algorithmic Trading Division,  the foregoing will not apply to securities held by accounts managed by this division.

     For  private  placements  (excluding   investments  in  GMO  hedge  funds),
     pre-approval  can be requested by  submitting  an e-mail to the  Compliance
     Department  which sets forth the details of the offering.  Compliance  will ensure  that the  information  is  reviewed  by the  Conflicts  of Interest
     Committee in order to arrive at a decision. The Committee or Compliance may request further information in connection with the consideration. A Covered
     Person shall not engage in any transactions  regarding the subject security during the time that the  Committee is  considering  whether to approve the matter.  Covered  Persons  should  allow  at  least  several  days for this pre-approval  process. With respect to transactions in GMO hedge funds, the submission of subscription or redemption  documentation  shall constitute a
     Covered Person's request for pre-approval.

7.   Quarterly Reporting

     All Covered Persons will receive an email at each  quarter-end  with a link to the  Quarterly  Transaction  Report on which they are required to report
     all  trades   effected   during  the  prior   quarter.   This  includes  an
     acknowledgement  that each access  person has  reviewed  all Code of Ethics
     amendments.   Forms  are  to  be  submitted  within  30  calendar  days  of quarter-end. Covered Persons who do not have any trading activity to report for the given  quarter are still  required to submit the report  indicating such.

     See  Appendix  A "Quick  Reference  Guide to  Pre-Clearance  and  Quarterly
     Reporting" and Appendix B "Quarterly Transaction Report".

8.   Special Rules for Certain Investment Practices

     o    Initial Public Offerings - Prohibited unless Chief Compliance  Officer determines,  based  upon  information  provided  with a  pre-clearance request,  that an offering is accessible to general  investing public.
          Determination of public  accessibility  qualifies for the Conflicts of
          Interest Committee.

                                       27

     o    Private Placements/Private Pooled Vehicles/Non-GMO Hedge Funds/Non-GMO
          Employee Stock Investment  Options - Permitted subject to pre-approval by the Conflicts of Interest Committee.

     o    Options on Securities

               Purchasing Options:

               If the purchase or sale of the underlying  security is subject to pre-clearance and/or reporting,  the same applies to the purchase of an option on such security  (i.e.  options on U.S.  Government securities would be exempt from pre-clearance and reporting).

               The exercise of a purchased  option must also be pre-cleared and reported, unless the option is expiring.

               Any  offsetting  transaction  or  transaction  in the  underlying security must be separately pre-cleared and reported.

               Writing Options:

               If the purchase or sale of the underlying  security is subject to pre-clearance and/or reporting,  the same applies to the practice of writing of an option on such security.

               The exercise of a written option (by the other party) need not be pre-cleared or reported.

               Any  offsetting  transaction  or  transaction  in the  underlying security must be separately pre-cleared and reported.

          The  following  transactions  with  respect to options  implicate  the
          Short-Term Profiting provision set forth below.

               Purchasing a Call

               Closing out the call position  (exercising  your rights under the option) within 60 days from the date the option was purchased.

               Selling the underlying  security within 60 days from the date the option was purchased.

               Selling a put on the underlying  security within 60 days from the date the option was purchased.(7)

               Writing a call on the underlying security within 60 days from the date the option was purchased.(2)

               Purchasing a Put

               Closing out the put  position  (exercising  your rights under the option) within 60 days from the date the option was purchased.

               Buying the underlying  security  within 60 days from the date the option was purchased.

               Selling a call on the underlying security within 60 days from the date the option was purchased.(2)
--------------

(7)  Portion of the profits  that were locked in as a result of the  transaction will be forfeited.

                                       28

               Writing a put on the underlying  security within 60 days from the date the option was purchased.(2)

               Writing a Call

               Purchasing a call on the underlying  security within 60 days from the date the option was sold.(2)

               Buying the underlying  security  within 60 days from the date the option was sold.

               Selling a put on the  underlying  security  with 60 days from the date the option was sold.(2)

               Writing a Put

               Purchasing a put on the underlying  security  within 60 days from the date the option was sold.(2)

               Selling the underlying  security within 60 days from the date the option was sold.

               Selling a call on the  underlying  security with 60 days from the date the option was sold.(2)

          o    Short-Term  Profiting - All Covered  Persons are prohibited  from profiting  from the purchase and sale or sale and purchase of the same or  equivalent  securities  within 60  calendar  days.  If a
               Covered Person engages in this practice, any profits earned shall be  surrendered  to a  charity  designated  by the  Conflicts  of
               Interest Committee.  The following  securities are not subject to this prohibition:

               o    Mutual  Funds  (excluding  GMO  Funds  which  are  discussed below);

               o    U.S. Government Securities;

               o    Money Market Instruments;

               o    Currencies and Forward Contracts thereon;

               o    Commodities   and   options   and   futures   on  bonds  and
                    commodities;

               o    Securities acquire through the exercise of Rights Offerings;

               o    Municipal Bonds;

               o    Certain Open-Ended Exchange Traded Funds;

               o    Dow Jones Industrial Average Index (DIA); and

               o    Securities held within Discretionary Accounts.

          o    Short Selling of Securities - All Covered  Persons are prohibited from the practice of short  selling  securities  that are held in
               Active  Portfolios.  This  prohibition  does  not  extend  to the activity  of  shorting  futures  that are traded on  commercially
               available   broad-based   indexes.   Covered   Persons  are  also
               prohibited  from  short  selling  securities  that  are  owned by
               accounts   within   their  own  area,   even  if  their  area  is
               quantitatively  (and  not  "actively")  managed.  The

                                       29

               Compliance  Department  will  review  holdings  upon a short sale pre-clearance  request to determine  whether an Active  Portfolio holds the security and whether an account  managed by the Covered
               Person's area holds the security.

          o    Insider  Trading,   Market  Manipulation,   etc.  -  Transactions
               involving the use of material  non-public  information;  that are intended to manipulate  the price of or to create the  appearance of trading in a security; or that are otherwise designated by the
               Compliance  Department as inappropriate are prohibited and do not qualify for review by the Conflicts of Interest Committee.

          o    Short-Term Trading Strategies in GMO Funds. - All Covered Persons
               are prohibited from engaging in market timing or other short term trading  strategies in any GMO Fund  (including  GMO mutual funds and mutual funds sub-advised by GMO). While other criteria may be considered by the Compliance Department,  all Covered Persons are
               specifically  prohibited  from  redeeming  a portion  or all of a purchase in a GMO Fund,  excluding GMO Short Duration  Investment
               Fund, GMO Domestic Bond Fund, GMO Short-Duration Collateral Fund,
               GMO   Short-Duration   Collateral   Share   Fund  and  GMO  World
               Opportunity  Overlay Fund, made within the past 60 calendar days.
               Additionally,   three  "round-trip"  transactions  (purchase  and
               subsequent  redemption) in the same GMO Fund, excluding GMO Short
               Duration   Investment   Fund,   GMO  Domestic   Bond  Fund,   GMO
               Short-Duration  Collateral  Fund, GMO  Short-Duration  Collateral
               Share  Fund and GMO World  Opportunity  Overlay  Fund,  over a 12 month period is prohibited.

9.   Brokerage Statements

     All Covered  Persons are required to disclose to the Compliance  Department all their reportable  brokerage  accounts and  relationships and to require such brokers to forward copies of confirmations of account transactions. If the brokers utilize electronic confirmation feeds, than you are required to coordinate  with the  Compliance  Department  to  ensure  that this feed is activated.

10.  Violations

     Violation of these policies can result in sanctions ranging from reprimand, disgorgement of profits,  suspension of trading  privileges and termination of employment or relationship with GMO.

11.  Annual Affirmation and Attestation

     On an annual basis,  all Covered  Persons and Non-Access  Directors will be required to certify (which may be done by electronic  means) that they have read,  understand  and complied with the above  policies and procedures and the Code.

Revised:      February 17, 2000
              June 1, 2000
              January 1, 2001
              August 1, 2001
              March 1, 2002
              March 11, 2003
              July 8, 2003
              September 25, 2003
              October 27, 2003
              January 1, 2004
              April 15, 2004
              June 25, 2004
              April 1, 2005

                                       30

              October 26, 2005
              August 18, 2006
              April 19, 2007
              January 1, 2008

                                       31

   Appendix A: Quick Reference Guide to Pre-Clearance and Quarterly Reporting

Who and What is Subject to Pre-Clearance and Reporting?

     Purchasing, selling or writing securities (domestic and foreign), financial commodities or other investment  instruments of any kind that are traded in any public or private  market  must be  pre-cleared  and  reported,  unless specifically exempted below.

     Charity/Gifts  the  practice  of  donating  securities  to  charity is also subject to pre-clearance and quarterly reporting.

     All members, officers, employees and on-site consultants of any GMO Entity, and certain other related persons are subject to these rules  (collectively referred to herein as "Covered Persons").

     Any reportable  account owned by a Covered Person,  Covered Person's spouse or minor  children,  and any  other  account  for  which a  Covered  Person controls,  or substantially  influences the investment  decisions ("Covered
     Accounts").

     Discretionary  Accounts (when a Covered Person has hired another adviser to manage any Covered  Account on a  discretionary  basis) are also subject to pre-clearance and reporting unless other arrangements have been approved in advance by the legal department.

What is Exempt from Pre-Clearance and Quarterly Reporting?

      Open-end mutual funds (other than Reportable Funds)
      Money market-like instrument
      U.S. Government Securities or futures thereon
      Trading in spot currencies
      Currency Forward Contracts
      Futures and swaps on interest rates
      Mergers
      Tender Offers
      Exercise of Rights Offerings
      Dividend Investment Programs
      Transactions designated by the Conflict of Interest Committee

What is Exempt from Pre-Clearance but Subject to Quarterly Reporting?

     Futures and Related Options on commercially available broad based indexes

     Commodities  and  options  and  futures  on  commodities
     (Note:  financial  commodity  contracts  are subject to  pre-clearance  and reporting)

     Any discretionary  accounts  (excluding  transactions in private placements and  non-GMO  hedge  funds)  (i)  that  have  been  approved  by the  legal department in advance,  and (ii) for which the Covered  Person has arranged
     for  quarterly   certification  from  outsider  manager  stating  that  the individual  (Covered  Person/spouse  and/or  minor  children/account  which
     Covered Person  controls) has not influenced  the  discretionary  manager's decisions during the period in question.

                                       32

     Exemption  for De Minimis  Purchases  and Sales of Large  Market Cap Stocks
     (does not include IPOs):  Purchases or sales by Covered Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers  whose market  capitalization  is greater than $5 billion  provided that the  Covered  Person has no  confidential  information  regarding  the security or its issuer,  and is not aware of any pending  consideration  of possible  transactions nor of any pending  transactions in such security by
     GMO on behalf of a GMO client.  If a Covered  Person has any question as to whether a transaction qualifies for this exemption,  the question should be directed to the  Compliance  Department.  For trades that  qualify for this exemption  from  pre-clearance,  you  will be asked to  report  the  market capitalization  of the security and the source of such  information on your quarterly  transaction  report.  You may utilize  this  exemption  once per security within multiple accounts during a pre-clearance  period so long as the total  across  all  accounts  is less than  $25,000  and you must first submit a claim of exemption  within  StarCompliance,  which may be accessed via the "File a PTAF" section.  That is, if you have  determined  that your
     transaction   qualifies  for  this  exemption,   you  may  engage  in  that
     transaction once during the five-day pre-clearance window.

     Municipal Bonds

     Dow Jones Industrial Average Index

     Certain Open-Ended Exchange Traded Funds

     Reportable Funds

     Futures on Bonds and Commodities

     GMO Sub-Advised Funds

Basic Rule

     Other than as  exempted  above,  all trades  must be  cleared  through  the
     Compliance Department.

How to Request Pre-Clearance

1)   Login to  http://gmo.starcompliance.com  (contact the Compliance Department if you need assistance with your login credentials).  Click on File a PTAF.
     Select the Exchange that the security is traded on, the  Brokerage  Account that you wish to trade from and the Trade Request Type. Click Next.  Select the  security  that you  would  like to  trade.  Fill out the form with all pertinent  information  and click Submit.  The  pre-clearance  request will include a certification  where you will acknowledge and agree that you have no  confidential  information  regarding the security or its issuer and are not aware of any pending possibly transactions by GMO. Any abusive patterns could  give rise to  penalties  ranging  from  disgorgement  of  profits to dismissal from GMO,  without any need to demonstrate  actual intent to seek advantage over clients.

2)   The  Compliance  Department  will seek approval from each trading area that may have interest in the  security(ies).  All requests are dealt with on an anonymous basis.

3)   You will be notified  via email as soon as possible  whether  approval  was obtained or denied.

4)   If your proposed trade was denied,  under no circumstance should you effect the trade.

                                       33

5)   If your proposed  trade has been  approved,  you have five business days to effect  such  trade.  If you do not  trade  within 5  business  days of the issuance of pre-clearance, you must request pre-clearance again.

6)   In some cases,  a request may be denied for a reason that is  confidential.
     An explanation is not required to be given for refusing any request.

What is the process for review of denied trades?

1)   Conflict of Interest Committee. A Conflicts of Interest Committee, composed of Scott Eston, J.B. Kittredge, and Bevis Longstreth,  has been established to examine  situations  where a Covered Person would like to seek exception to pre-clearance  denial.  The Conflict of Interest Committee has the power to  override  pre-clearance  denials  if, in its  absolute  discretion,  it believes the proposed activity is in no way fraudulent or manipulative. Any
     Covered  Person who would  like to bring a request  before  this  Committee should submit a request to the StarCompliance mailbox.

THERE IS NO GUARANTEE THAT  PRE-CLEARANCE  WILL BE OBTAINED.  THIS MAY MEAN THAT
YOU WILL NOT BE ABLE TO SELL A SECURITY  YOU OWN OR PURCHASE  FOR AN  INDEFINITE
PERIOD OF TIME.

                                       34

                    Appendix B: Quarterly Transaction Report

As it appears via http://gmo.starcompliance.com:

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                       35

                           Appendix C: Contact Persons

---------------------------------- ---------------------------------------
Compliance Issues                  Conflicts of Interest Committee

---------------------------------- ---------------------------------------

Elysa Aswad                        Scott Eston, Chief Operating Officer

Brian Bellerby                     J.B. Kittredge, General Counsel

Kelly Donovan                      Bevis Longstreth, Board Member

Mark Mitchelson

Julie Perniola

Craig Pollard

Gregory Pottle

Kelly Stark

---------------------------------- ---------------------------------------

Note: All requests for the Conflicts of Interest  Committee  should be submitted to the StarCompliance mailbox (compliance@gmo.com).

                                       36

                       Appendix D: Annual Holdings Report

As it appears via http://gmo.starcompliance.com:

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                       37

                     Appendix E: Beneficial Ownership Report

As it appears via http://gmo.starcompliance.com:

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                       38

                             Appendix F: File a PTAF

As it appears via http://gmo.starcompliance.com:

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                       39

                  Appendix G: Annual Certificate of Compliance

As it appears via http://gmo.starcompliance.com:

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                       40

        Appendix H: Form Letter to Broker, Dealer or Bank ("407" Letter)

                                                              [Date]

VIA REGULAR MAIL

[Broker Name and Address]

         RE:  Account #

Dear  ______________:

     Grantham,  Mayo,  Van  Otterloo  &  Co.  LLC  ("GMO"),  my  employer,  is a registered  investment  adviser. In connection with GMO's Code of Ethics, and in order to comply with SEC insider trading regulations,  employees are required to have duplicate  confirmations of individual  transactions sent to our compliance department. I would like to request duplicate confirmations for all transactions on the above-referenced account. They may be forwarded to the following address:

                                    Compliance: Personal Trades
                                    GMO LLC
                                    40 Rowes Wharf
                                    Boston, MA  02110

     Your cooperation is most appreciated.  If you have any questions  regarding this request, please contact me at (617) 330-7500.

                                                 Sincerely,

                                                 [Name of Employee]

Cc:  Compliance Department

                                       41

                    Appendix I: List of GMO Sub-Advised Funds

This  Appendix  I will  be  continually  updated  on the GMO  Legal  Departments intranet  website.  Please  consult  the website  for the most  current  list of sub-advised funds:

                               Evergreen Asset Allocation Fund
                               Evergreen Large Cap Value Fund
                            John Hancock Funds II US Multi Sector
                             John Hancock Funds III Growth Fund
                      John Hancock Funds III Growth Opportunities Fund
                       John Hancock Funds III International Core Fund
                      John Hancock Funds III International Growth Fund
                         John Hancock Funds III Intrinsic Value Fund
                            John Hancock Funds III U.S. Core Fund
                       John Hancock Funds III Value Opportunities Fund
                              John Hancock Trust US Core Trust
                         John Hancock Trust International Core Trust
                              John Hancock Trust Managed Trust
                         John Hancock Trust U.S. Multi Sector Trust
                                 MGI Non-US Core Equity Fund
                                   USAA Income Stock Fund
                                   Vanguard Explorer Fund
                                  Vanguard U.S. Value Fund
              Vanguard Variable Insurance Fund - Small Company Growth Portfolio

                                       42

                    GMO UK Limited Code of Ethics Supplement

In order to comply with the FSA's  personal  account  dealing rules and to allow for certain UK specific investment practices, this UK Supplement has been issued to all GMO UK staff as a  supplement  to the GMO Code of Ethics  policy.  In the event of a conflict between the Code of Ethics policy and the UK Supplement, the
UK Supplement shall govern.

1.   Application of the Code to Covered Accounts

     The Code of Ethics  and the UK  Supplement  apply to all GMO UK  employees, on-site  consultants and "Covered  Accounts".  A "Covered Account" includes the  employee's  spouse  and  minor  children  and any  person  to whom the employee,  in his or her  personal  capacity,  gives share  recommendations including, a relative, co-habitee, business partner or friend. GMO presumes that an employee  exercises  control or influence  over a spouse's or minor child's personal account  transactions and therefore any such  transactions must comply with the Code of Ethics.  All transactions by a Covered Account must be reported by the employee concerned.

2.   Special Rules for Certain Investments and Investment Practices

     -    UK Gilts:  Transactions  in UK Gilts are not subject to  pre-clearance but must be reported quarterly.

     -    PEP's and ISA's:  Any  proposed  transaction  for a PEP or ISA account must be pre-cleared unless an available exemption exists.

     -    De  Minimis  Purchases  and Sales of FTSE 100  stocks:  Employees  may purchase or sell up to a maximum of(pound)15,000 of any FTSE 100 stock
          once,   within  a  five   business   day  period   without   obtaining
          pre-clearance.   All  such   transactions  are  subject  to  quarterly
          reporting. To utilize the de minimis exemption you must first submit a claim of exemption  within  StarCompliance,  which may be accessed via the "File a PTAF" section.

     -    Investment Trusts: Purchases and sales of investment trusts which hold predominantly  UK equities  are not subject to  pre-clearance  but are subject to  quarterly  reporting.  Pre-clearance  will be required for transactions in investment trusts holding non-UK stocks as such trusts may be purchased for client accounts from time to time.

     -    Trades (excluding transactions in private placements and non-GMO hedge funds) for accounts managed by an outside  discretionary  manager must be  pre-cleared  unless  the  Compliance  Department  has  waived  the pre-clearance  obligation  and the employee has arranged for quarterly certification  from the outside manager stating that the individual or
          covered  account  has  not  influenced  the  discretionary   manager's
          decisions during the period in question. A form letter requesting such
          quarterly   certification   may  be  obtained   from  the   Compliance
          Department.

3.   General Exemptions

     The restrictions do not extend to:

     (a)  any  transaction  by you in an  authorised  unit  trust,  a  regulated collective  investment  scheme or a life assurance policy (including a pension); or

     (b)  any discretionary  transaction entered into without  consultation with you, where the discretionary account is not held with the firm.

                                       43

4.   Personal Account Procedures

     All  trades  subject  to  pre-clearance  must be  pre-cleared  through  the
     Compliance  Department.  To  request  pre-clearance,  you must  complete  a
     Pre-Trade  Authorisation Form ("PTAF") using the StarCompliance system. The
     pre-clearance   request  will  include  a  certification   where  you  will
     acknowledge and agree that you have no confidential  information  regarding the  security  or its issuer and are not aware of any  pending or  possible transactions  by GMO.  Any abusive  patterns  could give rise to  penalties ranging from  disgorgement  of profits to dismissal  from GMO,  without any need to demonstrate  actual intent to seek advantage over clients.  For all
     UK stocks above the de minimis amount, the Compliance  Department will seek approval from the appropriate GMO UK fund manager. If the proposed personal account transaction is in a non-UK security and not subject to a de minimis
     U.S. large cap stock GMO  exemption,  this will be referred to the relevant
     Portfolio Manager and GMO's Compliance  Department.  Please note that there is a 3 business day blackout period after a trade has been executed, before a  personal  account  trade  may be  executed.  If your  proposed  trade is approved,  you will have 5 business days in which to issue your instruction to  trade.  If you do not  trade  within 5  business  days,  you must  seek pre-clearance again. If your proposed trade is denied, you may not trade.

     You must arrange for copies or duplicate confirmations or contract notes to be sent for the  attention of the  Compliance  Department in respect of all personal  account  transactions  which are subject to quarterly  reporting.
     These include de minimis trades, UK Gilt transactions, discretionary trades and PEP/ISA  account  trades.  Trades  which are not  subject to  quarterly reporting are identified in the GMO Code of Ethics and include for example, trades in unit trusts,  money market  instruments  and  currencies.  A form letter  requesting  copies  of  confirmations  to be  sent to GMO UK may be obtained from the Compliance Department.

5.   Reporting of Transactions

     GMO UK and GMO must  keep a record  of all  personal  account  transactions executed by GMO UK staff.  Accordingly,  you will be required to complete a quarterly  report of personal trades form at the end of each quarter and an annual  holdings  disclosure  at the end of  September.  These  reports are submitted through StarCompliance.

     The quarterly  forms must be completed  within 30 calendar days of the last day of each  quarter.  This  includes an  acknowledgement  that each Access
     Person has reviewed all Code of Ethics  amendments.  The annual return must be completed by the 30th of October each year.

6.   Personal Benefits (Inducements)

     You must not  accept  from any person any  benefit or  inducement  which is likely to conflict  with your duties to GMO UK or any of GMO UK's  clients.
     For the detailed  rules,  see section 9.2 of the  Compliance and Procedures
     Manual.  If  you  have  any  questions   regarding  personal  benefits  and
     inducements you should consult the Compliance Department.

7.   Counselling and procuring

     If the  Code of  Ethics  provisions  preclude  you from  entering  into any transaction, you cannot:

     (a)  advise or cause any other person to enter into such a transaction; or

     (b)  communicate any information or opinion to any other person,

                                       44

     if you know,  or have  reason to believe,  that the other  person will as a result enter into such a transaction  or cause or advise someone else to do
     so.

     This  does  not  apply to  actions  that  you  take in the  course  of your employment with us. For example,  the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions  above does not  necessarily  mean that you are  precluded  from  dealing  for the client's account,  subject to the insider dealing legislation summarised in
     8 below.

8.   Summary of insider dealing legislation

     The UK  insider  dealing  provisions  contained  in part V of the  Criminal
     Justice  Act 1993 (the  "Act") are  complex,  and if you would like  fuller details  or are in any doubt  whether  a  particular  transaction  would be prohibited, you should consult the Compliance Department.

     The Act  applies to all  securities  traded on a  regulated  market  (which currently  includes all EC stock exchanges,  LIFFE, OMLX and NASDAQ) and to warrants and derivatives  (including index options and futures) relating to these  securities even if these warrants and derivatives are only "over the counter" or otherwise not publicly traded.

     In broad terms, and subject to the exemptions  provided by the Act, the Act makes  it a  criminal  offence,  with a  maximum  penalty  of  seven  years imprisonment  and an unlimited  fine,  for an individual who has non-public information to deal in  price-affected  securities  (including  warrants or derivatives  relating  to  them) on a  regulated  market;  or deal  with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are "price-affected" if the inside information, if made public,  would be likely to have a significant  effect on the price of the securities.  This applies to all companies'  securities affected by the information,  whether directly or indirectly (for example, competitors of a company about to bring out a new product).

     The Act applies  whether you deal as part of your employment or on your own account.  It also  applies  to  information  which you obtain  directly  or indirectly  from an insider whether or not in the course of your employment
     (for example, by social contacts).

     (1)  If you are precluded  from dealing,  normally you are also  prohibited from dealing on behalf of the firm or a client  (except  perhaps on an unsolicited basis);

     (2)  Procuring or encouraging  another person to deal in the price-affected
          securities   (whether  or  not  the  other   person   knows  they  are
          price-affected); and

     (3)  Passing the inside  information  to another  person  other than in the proper performance of your employment.

     It  is  possible  for a  transaction  which  involves  insider  dealing  to constitute an offence  otherwise than under the insider dealing  provisions of the  Criminal  Justice  Act.  In  particular,  under  section 118 of the
     Financial Services and Markets Act 2000 a person who "dishonestly  conceals any  material  facts" is guilty of an offence if he does so for the purpose of  inducing,  or is reckless as to whether it may induce,  another  person
     (whether  or not the person  from whom the facts are  concealed)  to buy or sell an  investment,  or to refrain from buying or selling and  investment.
     This  offence  could  well be  committed  by a person  who  conceals  price sensitive  information  from a  counterparty  to induce him to deal, if the concealment is dishonest.

                                       45

9.   Compliance Contacts

         For queries in relation to this GMO UK Code of Ethics Supplement please refer to:-

         Emma Jesshop, Compliance Officer
         Ima Scotney, Compliance Analyst

                                       46

                 GMO Australia Limited Code of Ethics Supplement

The following  policies and procedures are meant to augment,  and where relevant supersede,  the policies and procedures  detailed in the GMO Code of Ethics (the
"Code") and Personal Trading Policies and Procedures manual.

Authorisation

Authorisation  must be sought  by all staff  members  prior to  trading  via the
StarCompliance system.

Exemption from Authorisation Requirement

Authorisation for purchasing  securities in an unrestricted  public offer is not required.

GMOA Trading

Securities that are held in the GMOA trusts or individually managed portfolios:

o    may not be  traded by staff  during  the 3 working  days  before  and after re-balancing* by GMOA.

o    and are not being traded as part of the re-balancing* by GMOA may be traded during this 6 working day period subject to pre-authorisation.

Staff may trade securities at any other time subject to the pre-authorisation.

*Re-balancing  includes normal monthly trading and any other trading as a result of cash flows.

Special Rules for Certain Investments

Australian  Registered  Managed  Investment  Schemes and  Superannuation  Funds:
Australian  Registered  Managed  Investment  Schemes are publicly offered pooled investment  products  registered and regulated by the Australian  Securities and
Investment  Commission ("ASIC").  Superannuation Funds are pooled superannuation investment  products  registered  and  regulated  by the  Australian  Prudential
Regulation  Authority  ("APRA").  Purchases and sales of these publicly  offered products are not subject to  pre-clearance or reporting  requirements  under the
Code.

Exception  for  those  Australian  Registered  Managed  Investment  Schemes  and
Superannuation  Funds  sub-advised  or managed by GMOA:  Purchases  and sales of these schemes are not subject to pre-clearance  but are subject to the reporting requirement of the Code. As of March 1, 2007,  such schemes  include but are not limited to:

     AMP Future Directions Funds:
       Core International Share Fund

     AMP Flexible Lifetime:
       Responsible Investment Leaders International Share option

     BT Investments - Australia Value Shares Value 1 and Multi-Manager Options
     Colonial First State - First Choice  Investment  Options  (Australian Small
     Companies   Option)  ipac  investment   management   limited:   Diversified
     Investment Strategies
       International Share Strategy No.'s 3 & 4
     Intech Fiduciaries Limited: Intech Australian Shares Active Trust
     JANA/MLCI Pool: GMO Australia Share Trust

                                       47

     Mercer Investment Nominees Limited (MGI)
       MGI Plus Options: Australian Small Companies Share.
       MGI  Core  Options:   Alternatives,   Active  Overseas  Share,
       Diversified Alternatives
       Navigator Access: Access Pre Select Australian Small Companies
     Tasmanian Perpetual Trustees: Equity Fund (Australian Share Strategy)
     Tower: The ARC Master Trust (Australian Shares)

     The above list may change  regularly.  It is best in all  circumstances  to confer with Legal &Compliance Asia-Pacific prior to making any investments in order to ensure the above list is current.

                                       48

     GMO Renewable Resources Limited (New Zealand) Code of Ethics Supplement

The following  policies and  procedures  are in addition to, and where  relevant supersede  the policies and  procedures  detailed in the GMO Code of Ethics (the
"Code").

1.   General Exemptions

The restrictions do not extend to:

     (a)  New Zealand Government Securities

2.   De Minimis Purchases and Sales of NZSX 50 Index stocks

Purchases or sales by Access  Persons of less than  NZ$40,000 of common stock of issuers who are not timber or  timber-related  and are listed in the New Zealand
Stock Exchange Top 50 Companies (NZSX 50 Index) as of the date of such purchases or sales,  provided that the Access Person is not aware of pending  transactions by a GMO Fund or  Account  with  respect  to such  stock.  This  exemption  from pre-clearance  may be utilized once per security within multiple accounts during a  pre-clearance  period so long as the total  across all  accounts is less than
NZ$40,000.  To utilize the de minimis exemption you must first submit a claim of exemption  within  StarCompliance,  which may be accessed  via the "File a PTAF"
section;

The NZSX 50 index contains the top fifty  securities  ranked by tradable  equity quoted on the New Zealand Stock Exchange.

                                       49